UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2025

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on June 21, 2024, Eos Energy Enterprises, Inc. (the “Company”) entered into a credit and guaranty agreement, as subsequently amended by that certain omnibus amendment entered into on November 26, 2024 (as so amended, the “Credit Agreement”), by and among the Company, certain of the Company’s subsidiaries as guarantors party thereto, CCM Denali Debt Holdings, LP, acting through Cerberus Capital Management II, L.P. (“Cerberus”), as administrative agent and collateral agent and the lenders party thereto from time to time (the “Lenders”), pursuant to which the Lenders have provided a $210.5 million secured multi-draw facility (the “Delayed Draw Term Loan”) to be made in four installments, and a $105 million revolving credit facility, to be made available at the Lenders’ sole discretion and only if the Delayed Draw Term Loan is fully funded, on terms and subject to conditions set forth in the Credit Agreement. For additional terms of the Credit Agreement and the Delayed Draw Term Loan, please see the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 24, 2024 (the “Initial Filing”) and December 3, 2024. Capitalized terms used but not defined herein have the meanings ascribed to them in the Initial Filing.

Upon each draw under the Delayed Draw Term Loan, the Company issued Warrants and/or Preferred Stock (each as defined in the Initial Filing) in amounts representing predetermined, fully diluted, percentages (an “Applicable Percentage”) of Company common stock, par value $0.0001 per share (the “Common Stock”). Upon any failure to achieve a milestone, in addition to not being able to receive a draw on the Delayed Draw Term Loan unless waived by the Lenders, the Applicable Percentage will be subject to up to a 4.0% increase for all milestone events as to each of the remaining milestone measurement dates.

Pursuant to the Delayed Draw Term Loan, the Lenders previously funded $75 million on June 21, 2024, $30 million on August 29, 2024 and $65 million on October 31, 2024. In connection with such draws, the Lenders were previously issued the Initial Warrant (as defined in the Initial Filing) and Preferred Stock that converted into 31.940063 shares of non-voting Series B-1 Convertible Preferred Stock, par value $0.0001 per share (“Series B-1 Preferred Stock”), which shares of Series B-1 Preferred Stock are convertible into an aggregate of 31,940,063 shares of Common Stock, 28.806463 shares of non-voting Series B-2 Convertible Preferred Stock, par value $0.0001 per share (“Series B-2 Preferred Stock”), which shares of Series B-2 Preferred Stock are convertible into an aggregate of 28,806,463 shares of Common Stock and 38.259864 shares of non-voting Series B-3 Convertible Preferred Stock, par value $0.0001 per share (“Series B-3 Preferred Stock”), which shares of Series B-3 Preferred Stock are convertible into an aggregate of 38,259,864 shares of Common Stock.

On January 23, 2025, the Company and Cerberus mutually confirmed that the Company satisfied all four applicable performance milestones comprising the third milestone (the “Third Milestone”) for the January 31, 2025 milestone measurement date (the “Third Milestone Measurement Date”), related to the Company’s automated line, materials cost, Z3 technology and backlog/cash conversion, pursuant to the terms of the Credit Agreement. On January 23, 2025, the Company submitted a borrowing request under the Credit Agreement, and, on January 24, 2025, the Lenders funded the full amount of the scheduled $40.5 million draw under the Delayed Draw Term Loan, completing the fundings under the Delayed Draw Term Loan.

In connection with the final scheduled draw and pursuant to the terms and conditions of that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated June 21, 2024, by and between the Company and Cerberus, the Applicable Percentage increased by 2.1%, and as a result the Company issued to Cerberus 16.150528 shares of a newly designated non-voting Series B-4 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-4 Preferred Stock”), which are convertible into an aggregate of 16,150,528 shares of Common Stock. Collectively, the Initial Warrant issued on June 21, 2024, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, the Series B-3 Preferred Stock and the Series B-4 Preferred Stock (the “Cerberus Securities”) are exercisable or convertible into, as applicable, an aggregate of 158,433,112 shares of Common Stock, or an Applicable Percentage of 33.0%. For additional terms of the Securities Purchase Agreement, please see the Initial Filing.

As a result of meeting the Third Milestone, if the Company fails to meet all of the remaining milestones as of the final milestone measurement date under the Delayed Draw Term Loan, Cerberus would be entitled to receive Preferred Stock or Warrants aggregating to a maximum Applicable Percentage of 37.0% (originally 49.0%), or assuming the number of the Company’s outstanding shares of Common Stock on a fully diluted basis does not change after January 23, 2025, Preferred Stock and Warrants with respect to an aggregate of 188,915,674 shares of Common Stock, including the Cerberus Securities already issued to Cerberus. Such shares of Preferred Stock and Warrants are directly or indirectly convertible into or exercisable for shares of Common Stock, subject only to a beneficial ownership cap of 49.9% of the issued and outstanding Common Stock of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 2.03 of this Current Report on Form 8-K (this “Report”) related to the issuance of the Series B-4 Preferred Stock and the convertibility of the Cerberus Securities into Common Stock is incorporated by reference herein.

The issuance of the Series B-4 Preferred Stock was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and was issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 related to the Series B-4 Certificate of Designation (as defined below) and Exhibit 3.1 is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2025, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series B-4 Non-Voting Convertible Preferred Stock of the Company attached hereto as Exhibit 3.1 (the “Series B-4 Certificate of Designation”).

Under the terms of the Series B-4 Certificate of Designation, each share of Series B-4 Preferred Stock has an original issue price of $5,990,000 (the “B-4 Original Issue Price”). Each full share of Series B-4 Preferred Stock is initially convertible into 1.0 million shares of Common Stock. Holders of the Series B-4 Preferred Stock are entitled to receive dividends or distributions on each share of Series B-4 Preferred Stock equal to dividends or distributions actually paid on each share of Common Stock on an as-converted basis.

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series B-4 Preferred Stock are entitled to receive distribution of any of the assets or surplus funds of the Company pro rata with the holders of the Common Stock and any other holders of the preferred stock of the Company issued pursuant to Securities Purchase Agreement and the Credit Agreement, including the Series B-4 Preferred Stock (the “Investor Preferred Stock”), in an amount equal to such amount per share as would have been payable had all shares of Series B-4 Preferred Stock been converted to Common Stock.

Under the terms of the Series B-4 Certificate of Designation, at all times when the holders of the Investor Preferred Stock beneficially own at least 10.0% of the capital stock of the Company (subject to adjustment as indicated in the Series B-4 Certificate of Designation), such holders of Investor Preferred Stock of the Company, exclusively and voting together as a separate class, will have the right to appoint one (1) director to the board of directors of the Company (the “Board”). At all times holders of the Investor Preferred Stock beneficially own at least 15.0% of the capital stock of the Company (subject to adjustment as indicated in the Series B-4 Certificate of Designation), such holders of the Investor Preferred Stock, exclusively and voting together as a separate class, will have the right to appoint a second director to the Board. At all times holders of the Investor Preferred Stock beneficially own at least 30.0% of the capital stock of the Company (subject to adjustment as indicated in the Series B-4 Certificate of Designation), such holders of the Investor Preferred Stock, exclusively and voting together as a separate class, will have the right to appoint a third director to the Board. At all times holders of the Investor Preferred Stock beneficially own at least 40.0% of the capital stock of the Company (subject to adjustment as indicated in the Series B-4 Certificate of Designation), such holders of the Investor Preferred Stock, exclusively and voting together as a separate class, will have the right to nominate and designate a fourth director, who shall be designated by the Board or the nominating committee of the Board to a class of common directors and thereafter stand for election as a common director on the Board; provided that, the nominating committee of the Board determines that such appointment of the fourth director not result in a change of control under any Company governing documents or violate any applicable laws, including requirements of the SEC and Nasdaq. Notwithstanding any other provision in the Securities Purchase Agreement, the Certificate of Designation of Series B-1 Preferred Stock, the Certificate of Designation of Series B-2 Preferred Stock, the Certificate of Designation of Series B-3 Preferred Stock, and the Series B-4 Certificate of Designation, any such fourth director appointment shall be subject to and conditioned upon compliance by the holders of the Investor Preferred Stock with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, including the submission of any required filings and the expiration or termination of any applicable waiting periods. In the event that any such fourth director is not approved by the stockholders of the Company at the applicable annual meeting of stockholders, the holders of record of the shares of Investor Preferred Stock will have the right to appoint and elect a replacement for such director, pursuant to the approval requirements set forth above. To the extent any of such directors qualify to serve on any committees of the Board, for each such committee for which at least one (1) director is qualified, such director will be invited to serve on such committee of the Board. So long as the holders of Investor Preferred Stock have a right to appoint a director, the holders thereof will have the right to appoint a non-voting observer to the Board. At all times when the holders of Investor Preferred Stock have a right to appoint a director, the holders of Investor Preferred Stock shall not vote any shares of Common Stock they receive upon the conversion of any Investor Preferred Stock or the exercise of any warrants in any election of directors.

At any time after January 24, 2030, the outstanding shares of Series B-4 Preferred Stock held by any holder become redeemable for cash at the redemption price. The redemption price will be an amount per share equal to the greater of (i) the B-4 Original Issue Price, plus all accrued and unpaid dividends thereon, up to and including the date of redemption and (ii) the number of shares of Common Stock issuable upon conversion of the applicable Series B-4 Preferred Stock multiplied by the average of the closing sale price of the Common Stock for the five (5) business days immediately prior to the date of redemption plus all accrued and unpaid dividends thereon, up to and including the date of redemption. Subject to certain excluded issuances, the Series B-4 Preferred Stock is subject to anti-dilution protection in the number of shares of Common Stock issuable upon conversion.

Until the later of (i) such time when the holders of Investor Preferred Stock shall no longer beneficially own at least 5% of the outstanding capital stock of the Company and (ii) January 24, 2030, the Series B-4 Preferred Stock shall have certain other protective provisions including, among others, limiting the ability of the Company to perform any of the following without the affirmative vote or consent of the holders of the Investor Preferred Stock: (i) liquidate, dissolve or wind-up the business and affairs of the Company or effect any event that requires a distribution to the Company’s stockholders in accordance to their liquidation preference, or any other merger, consolidation, statutory conversion, transfer, domestication or continuance; (ii) amend, alter or repeal any provision of the certificate of formation or bylaws of the Company in a manner that adversely affects the special rights, powers and preferences of the Investor Preferred Stock (or any series thereof); (iii) create or issue or obligate itself to issue shares of, or reclassify, any capital stock other than Excluded Issuances (as defined in the Series B-4 Certificate of Designation); (iv) increase or decrease the authorized number of shares of Investor Preferred Stock, or create any additional class or series of capital stock of the Company (other than increases in the number of authorized shares of Common Stock); or (v) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (a) redemptions of or dividends or distributions on the Investor Preferred Stock as expressly authorized therein or in the certificate of designation of any Investor Preferred Stock, and (b) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock.

The Series B-4 Certificate of Designation also contains preemptive rights to participate in certain future equity offerings by the Company. If the Company proposes to offer or sell any New Securities (as defined in the Series B-4 Certificate of Designation), the Company shall first offer such New Securities to the holders of the Series B-4 Preferred Stock. The holder shall be entitled to participate in such offering of New Securities on a pro rata basis, determined by dividing (i) the number of shares of Series B-4 Preferred Stock, on an as converted basis, held by such holder, by (ii) the total number of shares of Common Stock issued and outstanding at the time of such offering plus the number of shares of Series B-4 Preferred Stock outstanding, on an as converted basis.

The foregoing description of the Series B-4 Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B-4 Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 27, 2025, the Company issued a press release announcing the satisfaction of all four applicable performance milestones comprising the Third Milestone ahead of the Third Milestone Measurement Date, pursuant to the terms of the Credit Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this Report are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

The forward-looking statements contained in this Report are subject to risks, uncertainties, and factors, including those more described in the Company’s most recent filings with the SEC, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K, that may cause actual results to differ materially from current expectations. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the SEC from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this Report.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series B-4 Non-Voting Convertible Preferred Stock.
99.1	Press release, dated January 27, 2025, issued by Eos Energy Enterprises, Inc. (furnished pursuant to Item 7.01).
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: January 27, 2025	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Chief Financial Officer